UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 23, 2013

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada  89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Annual Bonus Plan

On January 23, 2013, the Compensation Committee (the Compensation Committee) of the Board of Directors (the Board) of PDL BioPharma, Inc. (the Company) approved, and the Board ratified, a cash bonus plan covering the named executive officers for fiscal year 2013 (the 2013 Annual Bonus Plan).

Bonuses under the 2013 Annual Bonus Plan will be determined after evaluating 2013 corporate performance against the Company’s 2013 corporate goals and 2013 individual performance against the 2013 individual goals. The corporate and individual performance determinations are then weighted for each named executive officer.

The target bonus percentages and the maximum bonus percentage of the named executive officers’ annual average base salary compensation and the weighting of corporate and individual goals that will be used to determine each of our named executive officers’ fiscal year 2013 bonuses are set forth in the chart below:

Name	Title	Target Bonus	Maximum Bonus	Ratio of 2013 Corporate Goals/ 2013 Individual Goals
John P. McLaughlin	President, Chief Executive Officer and Acting Chief Financial Officer	100%	150%	100%/0%
Christopher Stone	Vice President, General Counsel and Secretary	50%	75%	75%/25%
Danny Hart	Deputy General Counsel and Assistant Secretary	30%	45%	75%/25%

In connection with the adoption of the 2013 Annual Bonus Plan, the Board adopted the Company’s 2013 corporate goals. The 2013 corporate goals and their relative weight are set forth in the chart below:

2013 Corporate Goal	Weight
Optimize Value of Patent Estate	35%
Implement Corporate Strategy & Business Development	50%
Human Resources	15%
Total	100%

2014 Long-Term Incentive Plan

On January 23, 2013, the Compensation Committee approved a long-term incentive plan to compensate, retain and incentivize its executive officers (the 2014 LTIP).  The Compensation Committee designated the effective date of the 2014 LTIP as January 1, 2013.

Under the 2014 LTIP, each executive officer is eligible for awards consisting of (i) restricted stock and (ii) a cash payment. Each executive officer’s restricted stock award was granted on January 24, 2013, and the number of shares underlying the restricted stock award was determined based on the closing price of the Company’s common stock on January 24, 2013, which was $6.72 per share (rounded to the nearest whole share).

The target cash payment and the restricted stock award for each executive officer are set forth in the chart below:

Name	Title	Target Cash Payment	Value of Restricted Stock Award	Number of Shares Underlying Restricted Stock Award
John P. McLaughlin	President, Chief Executive Officer and Acting Chief Financial Officer	$469,000	$201,000	29,911
Christopher L. Stone	Vice President, General Counsel and Secretary	$258,000	$110,600	16,458
Danny Hart	Deputy General Counsel and Assistant Secretary	$70,400	$30,200	4,494

The Compensation Committee fashioned the 2014 LTIP so that all awards under the plan are at risk if certain performance criteria are not met.  The Compensation Committee approved, and the Board ratified, the accomplishment of one of the following goals as the minimum performance required to be eligible for any payment under the 2014 LTIP: (i) sale or merger of Company; (ii) acquisition of revenue generating assets with either: (a) an aggregate value equal to or greater than a specified number or (b) a rate of return that extends the Company’s ability to pay dividends commensurate with past practice; or (iii) develop and implement plan to wind down the Company in a manner that optimizes shareholder value.

Subject to the acceleration provisions set forth in the severance agreements of the named executive officers (disclosed on May 26, 2011), the restricted stock award will fully vest on December 12, 2014, provided the executive officer remains employed by the Company through such date and the specified minimum performance criteria has been accomplished. Dividend payments and other distributions made on the restricted stock during the vesting period of the restricted stock will accrue through the vesting period and will be paid, plus interest, to the executive officer upon vesting of the restricted stock award.

Payment of the target cash payment under the 2014 LTIP will be made on or as soon as practicable after December 12, 2014, provided the executive officer remains employed by the Company through such date. In addition, if any of the performance goals adopted by the Compensation Committee set forth below are achieved on or before December 12, 2014, the executive officer may receive an additional cash payment equal to a percentage of the target cash payment (the Adjustment). The amount of the Adjustment and the achievement of each performance goal will be determined by the Compensation Committee, in its sole discretion, provided that the aggregate maximum cash payment that any executive officer may receive under the 2014 LTIP may not exceed three times his or her target cash payment. The Adjustment for each performance goal is set forth in the chart below:

Performance Goal	Adjustment
Sale or merger of Company at a premium to current share price equal to or greater than a specified percentage	Up to 50%
Acquisition of revenue generating assets with an aggregate value equal to or greater than a specified amount	Up to 200%

The following examples demonstrate the calculation of the Adjustments.

If, at December 12, 2014, Mr. McLaughlin remains employed by the Company, the Company has successfully acquired revenue generating assets in excess of the minimum performance amount, and the Committee has determined that the aggregate value of revenue generating assets acquired by the Company warrants a 30% Adjustment, then Mr. McLaughlin’s cash payment will be equal to $609,700 ($469,000 (employment through December 12, 2014, and minimum performance criteria met) + $140,700 (revenue generating asset acquisitions warranting a 30% Adjustment) = $609,700).

Alternatively, if, at December 12, 2014, Mr. McLaughlin remains employed by the Company but the Company did not accomplish one of the three specified minimum performance goals, then Mr. McLaughlin would not be eligible for any payment of cash or stock under the 2014 LTIP.

Departure of Caroline Krumel, Vice President of Finance and Principal Accounting Officer

On January 25, 2013, Caroline Krumel, our Vice President of Finance and Principal Accounting Officer, resigned from the Company without notice, effective immediately.  Ms. Krumel did not advise the Company of any disagreements over any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President, Chief Executive Officer and
Acting Chief Financial Officer

Dated:  January 29, 2013